Exhibit 99.2

INDEX TO PRO FORMA FINANCIAL STATEMENTS

Keynote Systems Inc.

Unaudited Pro Forma Condensed Combined Financial Information:
Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2004	3
Pro Forma Condensed Combined Statements of Operations for Keynote for the twelve months ended September 30, 2003 and for Vividence for the twelve months ended December 31, 2003	4
Pro Forma Condensed Combined Statements of Operations for Keynote Systems Inc. and for Vividence Corporation for the nine months ended June 30, 2004	5
Notes to Unaudited Pro Forma Condensed Combined Financial Information	6

Keynote Systems Inc.

Unaudited Pro Forma Condensed Combined Financial Information

On September 10, 2004, Keynote Systems, Inc., a Delaware corporation (“Keynote”), entered into an Agreement and Plan of Reorganization dated as of September 10, 2004 (the “Agreement and Plan”) with its wholly owned subsidiary, Vivid Acquisition Corporation, a California corporation (“Merger Sub”), Vividence Corporation, a California corporation (“Vividence”) and Jan Reed as Shareholders’ Representative and Lease Representative. Pursuant to the Plan, Merger Sub will merge with and into Vividence, with Vividence surviving as a wholly owned subsidiary of Keynote. The initial purchase price of $20.0 million, payable in cash, has been reduced by approximately $400,000 which represented the preliminary difference between Vividence’s total assets and liabilities as of the acquisition date after certain adjustments as defined in the Agreement and Plan of Reorganization. Pursuant to the Agreement and Plan, Keynote and Vividence will finalize and agree to an amount representing the difference in Vividence’s total assets and total liabilities as of the acquisition date by December 14, 2004. In the event that Keynote and Vividence cannot agree to an amount representing the difference in Vividence’s total assets and total liabilities as of the acquisition date, the matter will be resolved by an independent accounting firm by January 13, 2005. Any difference between the preliminary and final difference will change the purchase price, however, pursuant to the Agreement and Plan, the initial purchase price cannot exceed $20.0 million. In addition, an additional payment of up to $6 million in cash may be made upon achievement of certain revenue and expense targets through September 30, 2005.

The following unaudited pro forma condensed combined financial information for Keynote gives effect to the acquisition of Vividence. The unaudited pro forma condensed combined financial information was prepared from (1) Keynote’s audited historical consolidated financial statements included in Keynote’s Form 10-K for the year ended September 30, 2003 (2) Keynote’s unaudited historical condensed consolidated financial statements included in Keynote’s Form 10-Q for the period ended June 30, 2004 (3) Vividence’s audited historical financial statements as of and for the year ended December 31, 2003, included elsewhere in this Form 8-K/A (4) Vividence’s unaudited historical financial statements as of and for six months ended June 30, 2004 (5) Vividence’s unaudited historical financial statements as of and for the nine months ended June 30, 2004 and should be read in conjunction with those financial statements.

The unaudited pro forma condensed combined balance sheet at June 30, 2004 assumes the Vividence acquisition took place as of June 30, 2004. Keynote has accounted for the acquisition of Vividence under Statement of Financial Accounting Standards (“SFAS”) No. 141, “Business Combinations”, and its related interpretations. The total purchase price of approximately $20.8 million, as adjusted as noted above, has been allocated to the assets and liabilities acquired based on management’s preliminary estimates of the representative fair values with the excess consideration over the net assets acquired allocated to goodwill. These preliminary estimates are subject to adjustment based on the final allocation of purchase costs including the finalization of the valuation of identifiable intangibles and deferred revenue. Any change in fair value of the net assets of Vividence will change the amount of the purchase price allocated to goodwill based upon a dollar for dollar ratio.

The unaudited pro forma condensed combined statements of operations combine the historical statement of operations for Keynote for the twelve months ended September 30, 2003 and for Vividence for the twelve months ended December 31, 2003, being Vividence’s most recent fiscal year end that ended within 93 days of Keynote’s most recent fiscal year ended September 30, 2003. The unaudited pro forma condensed combined statements of operations also combines the historical statement of operations for Keynote for the nine months ended June 30, 2004 and for Vividence for the nine months ended June 30, 2004. The statement of operations for Vividence for the nine months ended June 30, 2004 was derived by adding the results of operation for the three months ended December 31, 2003 to the results of operation for the six months ended June 30, 2004. The results of operation for the three months ended December 31, 2003 for Vividence is also included in the statements of operations for the year ended September 30, 2003. Summarized operating information for this duplicated quarter is as follows (in thousands):

Revenue	$2,576
Expenses	(3,146)

Net loss	$(570)

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transaction had been consummated at the dates indicated, nor is it necessarily indicative of future operating results or financial position of the combined companies.

Unaudited Pro Forma Condensed Consolidated Balance Sheets as of June 30, 2004

(In thousands).	Historical			Pro Forma
	KEYNOTE SYSTEMS INC	VIVIDENCE CORPORATION		Adjustments	Combined
ASSETS
Current assets:
Cash and cash equivalents	$18,704	$695		$—	$19,399
Short-term investments	150,716	—	(1)	(19,613)	131,103

Total cash, cash equivalents, and short-term investments	169,420	695		(19,613)	150,502

Accounts receivable, net	4,673	943		—	5,616
Prepaid and other current assets	1,143	353		—	1,496

Total current assets	175,236	1,991		(19,613)	157,614

Property and equipment, net	32,951	249	(2)	(163)	33,037
Goodwill	4,595	—	(4)	16,729	21,324
Identifiable intangible assets, net	1,787	—	(3)	4,701	6,247
			(7)	(241)
Other Assets	—	15		—	15

Total assets	$214,569	$2,255		$1,413	$218,237

LIABILITIES AND STOCKHOLDERS EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$660	$221	(1)	$1,179	$2,060
Accrued expenses	8,836	1,136		—	9,972
Deferred revenue	6,227	1,868	(6)	(621)	7,474
Current portion of obligations under capital leases and security agreement	—	85		—	85

Total current liabilities	15,723	3,310		558	19,632

Long Term Liabilities - Capital Lease	—	41		—	41

Total liabilities	15,723	3,351		558	19,632

Stockholders equity:
Preferred Stock	—	64,443	(5)	(64,443)	0
Common stock	19	2,174	(5)	(2,174)	19
Treasury stock	(29)	—		—	(29)
Additional paid-in capital	338,181	—		—	338,181
Accumulated deficit	(138,726)	(67,713	)(5)	67,713	(138,967)
		—	(7)	(241)
Accumulated other comprehensive income (loss)	(599)	—		—	(599)

Total stockholders equity (deficit)	198,846	(1,096)		855	198,605

Total liabilities and stockholders equity	$214,569	$2,255		$1,413	$218,237

Unaudited Pro Forma Condensed Combined Statement of Operations combining Statement of Operations for Keynote Systems Inc. for the twelve months ended September 30, 2003 and for Vividence Corporation for the twelve months ended December 31, 2003

	Historical
	KEYNOTE SYSTEMS INC	VIVIDENCE CORPORATION
	Twelve months ended			Pro Forma
(in thousands, except per share data)	September 30, 2003	December 31, 2003		Adjustments	Combined
Revenue:
Subscription services	$34,484	$4,645		$—	$39,129
Consulting and support services	3,778	4,672		—	8,450

Total revenue	38,262	9,317		—	47,579

Expenses:
Costs of subscription services	8,237	1,124	(1)	167	9,528
Costs of consulting and support services	3,710	2,298	(1)	167	6,175
Research and development	7,431	1,333		—	8,764
Sales and marketing	13,696	5,774		—	19,470
Operations	6,319	744		—	7,063
General and administrative	6,315	3,869	(2)	(2,000)	8,184
Excess occupancy costs	1,137	—		—	1,137
Amortization of identifiable intangible assets and stock-based compensation,	1,611	—	(1)	1,031	2,642

Total operating expenses	48,456	15,142		(635)	62,963

Loss from operations before cumulative effect of a change in accounting principle	(10,194)	(5,825)		635	(15,384)
Interest income	5,742	—	(4)	(569)	5,173
Interest and other expenses	(273)	(90)		—	(363)
Gain on early settlement of loans	—	236	(3)	(236)	0
Other expenses	—	(40)		—	(40)

Net loss before income taxes and cumulative effect of a change in accounting principle	(4,725)	(5,719)		(170)	(10,614)

Provision for income taxes	—	—		—	—

Net loss	$(4,725)	$(5,719)		$(170)	$(10,614)

Basic and diluted net loss per share	$(0.21)	$(1.00)		$—	$(0.48)

Number of shares used in computing basic and diluted net loss per share	22,080	5,720			22,080

Unaudited Pro Forma Condensed Combined Statement of Operations for Keynote Systems Inc. and Vividence Corporation for the nine months ended June 30, 2004

	Historical			Proforma
(in thousands, except per share data)	KEYNOTE SYSTEMS INC	VIVIDENCE CORPORATION		Adjustments	Combined
Revenue:
Subscription services	$26,986	$3,657		$—	$30,643
Consulting and support services	3,270	4,318		—	7,588

Total revenue	30,256	7,975		—	38,231

Expenses:
Costs of subscription services	4,055	1,001	(1)	125	5,181
Costs of consulting and support services	2,763	1,663	(1)	125	4,551
Research and development	5,087	1,055		—	6,142
Sales and marketing	7,623	4,293		—	11,916
Operations	3,685	673			4,358
General and administrative	3,591	1,236			4,827
Excess occupancy costs	684	—		—	684
Amortization of identifiable intangible assets and stock-based compensation	1,154	—	(1)	773	1,927

Total expenses	28,642	9,921		1,023	39,586

Income (Loss) from operations	1,614	(1,946)		(1,023)	(1,355)
Interest income and other, net	2,006	33	(3)	(427)	2,039

Income (Loss) before provision for income taxes	3,620	(1,913)		(1,450)	257

Provision for income taxes	(290)	—	(2)	235	(55)

Net income (loss)	$3,330	$(1,913)		$(1,215)	$202

Net income (loss) per share:
Basic	$0.17	$(0.34)		$—	$0.01

Diluted	$0.16	$(0.34)		$—	$0.01

Shares used in computing basic and diluted net income (loss) per share:
Basic	19,290	5,709		—	19,290

Diluted	20,756	5,709		—	20,756

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Allocation of preliminary purchase price as of the acquisition date (September 14, 2004).

The unaudited pro forma condensed financial statements reflect the preliminary purchase price of Vividence Corporation of approximately $20.8 million, as adjusted based on the acquisition date balance sheet of Vividence, as defined, which consists of the following (in thousands):

Cash paid	$19,613
Direct Transaction Costs	1,179

$20,792

The preliminary purchase price for the acquisition of Vividence, as of the acquisition date (September 15, 2004) has been allocated to assets and liabilities acquired based on management’s preliminary estimate of their fair values. The excess of the purchase consideration over the fair value of the net assets acquired has been allocated to goodwill. The following table summarizes the estimated fair values of the assets acquired and liabilities assumed at the date of acquisition of September 15, 2004 (in thousands):

Cash and cash equivalents	$677
Accounts receivable	431
Prepaids	290
Property, equipment, and software	86
Amortizable intangible assets:
Customer based intangibles	1,680
Technology based intangibles	2,780
In-process research and development	241
Goodwill	18,615

Total assets acquired	24,800

Liabilities assumed	(4,008)

Total	$20,792

The preliminary purchase price is dependent upon the finalization of the closing balance sheet of Vividence, which is estimated to be completed by December 14, 2004. Any adjustments to the purchase price must be agreed upon by both Keynote and Vividence. Any change in the fair value of the net assets acquired of Vividence will change the amount of the purchase price allocable to goodwill. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here. Pursuant to the Agreement and Plan, the initial purchase price cannot exceed $20.0 million. In addition, an additional payment of up to $6 million in cash may be made upon achievement of certain revenue and expense targets through September 30, 2005. Any additional payment will be recorded to goodwill.

2. Adjustments to unaudited pro forma condensed combined balance sheets

The adjustments to the unaudited pro forma condensed combined balance sheet as of June 30, 2004 have been calculated as if the acquisition occurred on that date and are as follows:

(1)	To reflect the acquisition of Vividence for the total purchase cost of approximately $20.8 million, as adjusted, as described in Note 1 above.

(2)	To adjust historical value of the fixed assets of Vividence to the estimated fair value of $86,000 at the date of acquisition.

(3)	To recognize the estimated fair value of identified intangible assets as follows:

(In thousands, except for estimated lives)	Fair Value	Estimated Lives of Intangible Assets	Annual Amortization
In-process research and development	241	0	0
Customer Contracts	334	1	334
Customer Relationships	1,346	4	336
Technology	2,780	4	695

Total identifiable intangible assets	4,701		$1,365

(4) Recognition of goodwill which represents the excess of the purchase consideration over the fair value of the net assets acquired and identified intangible assets. The amount recorded in the condensed combined balance sheet at June 30, 2004 differs from the amount determined as of the acquisition date (Note 1) due to changes in the assets and liabilities of Vividence between those dates.

(5) To eliminate the historical stockholders’ deficit accounts of Vividence

(6) To adjust historical deferred revenue of Vividence to the estimated fair value of the related obligation.

(7) Acquired in-process research and development expensed on acquisition. In-process research and development will be expensed in Keynote’s fourth quarter of the fiscal year ended September 30, 2004. In-process research and development is a non-recurring expense, and accordingly, is not included in the pro forma statements of operations.

Net deferred tax asset related to the acquisition of Vividence have been fully reduced by a valuation allowance and, accordingly, no such amounts are included in the accompanying condensed combined balance sheet.

3. Adjustments to unaudited pro forma condensed combined statements of operations for Keynote for the twelve months ended September 30, 2003 and for Vividence for the twelve months ended December 31, 2003.

The adjustments to the unaudited pro forma condensed combined statements of operations have been calculated assuming that the acquisition occurred as of October 1, 2002 and are as follows:

(1) To reflect amortization of identified intangible assets resulting from the Vividence acquisition. The amortization of intangible assets is described in Note 2.

(2) To eliminate non-recurring expense incurred by Vividence for termination of facility lease in March 2003.

(3) To eliminate one time gain recognized by Vividence on settlement of credit arrangements in March 2003.

(4) To reflect the decrease in interest income.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for Keynote Systems Inc. and of Vividence Corporation for the nine months ended June 30, 2004.

The adjustments to the unaudited pro forma condensed combined statements of operations have been calculated assuming that the acquisition occurred as of October 1, 2002 and are as follows:

(1) To reflect amortization of identified intangible assets resulting from the Vividence acquisition. The amortization of intangible assets is described in Note 2, above.

(2) To adjust the provision for income taxes to reflect the impact of the pro forma adjustments and Keynote’s effective tax rate for the nine months ended June 30, 2004.

(3) To reflect the decrease in interest income.